CHINA PHARMA HOLDINGS, INC.
2010 SHARES OPTION AGREEMENT

This 2010 Shares Option Agreement (the “Agreement”) is made as of April 28, 2010 between China Pharma Holdings, Inc., a company incorporated in Delaware (the "Company"), and Frank Waung (the "Optionee").  Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the same meanings defined in the China Pharma Holdings, Inc. 2009 Stock Option Plan (the “Plan”).

1.  Notice of Shares Option Grant

You (the “Optionee”) have been granted an option to subscribe for, acquire and purchase common shares in the Company (the “Common Shares”), subject to the terms and conditions of the Plan of the Company and the Agreement. The terms of your grant are set forth below:

Name of Optionee:	Frank Waung

Type of Options:	Nonqualified Shares Option

Date of Grant	April 28, 2010

Number of Option Shares Granted:	200,000 (“Option”)

Exercise Price Per Share:	US$ 3.47 (“Exercise Price”)

Number of Options Vested Immediately	0

Number of Options Subject to Vesting Schedule	200,000

Vesting Commencement Dates:	April 28, 2011

Term/Expiration Dates:	Two years from each Vesting Commencement Date

Exercise and Vesting Schedule:

The Shares subject to this option shall vest according to the following schedule:

(1)	75% of the Option, 150,000 shares of Common Shares (“First Option”), is vested on April 28, 2011;

(2)
The remaining 25% of the Option, 50,000 shares of Common Shares (“Second Option”), is vested on April 28, 2011; provided that the Company has consummated an offering of its securities at the minimum amount of $10 million (“Qualified Financing”) since April 28, 2010 by that time. If no Qualified Financing is consummated by December 31, 2010, the Second Option shall be forfeited.

2. Option Period.   This option shall be exercisable only during the Option Period (as defined below) provided that the Optionee maintains a continuous employment or service relationship with the Company, and during such Option Period, the exercisability of the Option shall be subject to the limitations of Section 3 hereof.  The Option Period for the First Option shall commence on April 28, 2011 (“First Vesting Commencement Date”), and except as otherwise provided in this Agreement, shall terminate after the expiration of two (2) years.  The Option Period for the Second Option shall commence on April 28, 2011 (“Second Vesting Commencement Date”), unless the Company has not consummated any Qualified Financing until December 31, 2010 in which case such option shall be forfeited, and except as otherwise provided in this Agreement, shall terminate after the expiration of two (2) years.

3. Limits on Option Period.   The Option Period for each option may end before each Termination Date, as follows:

(a)  Termination of Status as Service Provider.    If the Optionee ceases to be a Service Provider to the Company for any reason other than disability within the meaning of subsections (c) or death within the meaning of subsection (b) during the Option Period, the Option Period shall terminate ninety (90) days after the date when Optionee ceases to be a Service Provider, and the option shall be exercisable only to the extent exercisable under Section 1 hereof on the date that the Optionee ceases to be a Service Provider.  The Optionee shall be deemed to be a Service Provider so long as the Optionee continues to render services to the Company in the same or greater capacity that he renders them as of the date of this Agreement, whether as an employee, consultant, or service provider.

(b)  Death.  If the Optionee dies while in the employ of the Company or any or its Affiliates (as defined in the Plan), the Option Period shall end twelve (12) months after the date of death, and the Optionee's executor or administrator or the person or persons to whom the Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option to the extent exercisable under Section 1 hereof on the date of Optionee's death.

(c)  Disability.  If the Optionee's employment or service relationship is terminated by reason of temporary disability, the Option Period shall end twelve (12) months after the date of the Optionee's cessation of employment, and the option shall be exercisable only to the extent exercisable under Section 1 hereof on the date of the Optionee's cessation of employment.

(d)  Leave of Absence.  If the Optionee is on a leave of absence from the Company because of his or her temporary disability, or for the purpose of serving the government of the country in which the principal place of employment of the Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, the Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment or service relationship with the Company except as the Committee may otherwise expressly provide.

4. Manner of Exercising Option.

(a)  To exercise the Option with respect to all or any portion of the Common Shares for which the option is at the time exercisable, the Optionee (or in the case of exercise after the Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i)  Execute and deliver to the chief executive officer of the Company: (a) a written notice duly signed by the Optionee indicating that the Optionee is exercising the First Option or the Second Option; and (b) Investment Representation, described below in sub-Section (c), upon the Company’s request.

(ii)  Make payment equal to the aggregate Exercise Price of the shares purchased upon the exercise of the Option (a) in cash in the form of currency or check; (b) with options granted hereby valued at the amount by which the Fair Market Value of the Common Stock subject to these options exceeds the exercise price provided on such options; provided that options used to satisfy the exercise price shall be surrendered to and cancelled by the Company; (c) by delivery of a promissory note of the Optionee to the Company on terms accepted by the Board; or (d) by delivery of an irrevocable direction to a securities broker to sell the shares purchased and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option, if other than the Optionee, has or have the right to exercise the Option.  The Optionee may exercise the option with respect to all or any part of the Common Shares then subject to such exercise at the minimum increment of 1,000 shares. :

(b)  Execution of Agreements.  The Optionee shall be required, as a condition precedent to acquiring Common Shares through exercise of the Option, to execute agreements relating to obligations in connection with ownership of the Common Shares or restrictions on transfer of the Common Shares no less restrictive than the obligations and restrictions to which the other members of the Company are subject to at the time of such exercise.

(c)  Investment Representations.  If required by the Administrator (as defined in the Plan) of the Company administering the Plan, the Optionee shall give the Company satisfactory assurance in writing, signed by the Optionee or his or her legal representative, as the case may be, that such Common Shares are being purchased for investment and not with a view to any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), provided that such assurance shall be deemed inapplicable to (1) any sale of such Common Shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act, and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such Common Shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

(d)  Updating of Share Register and Delivery of Certificates.   As soon as practicable after receipt of the documents and payments required in sub-Section (a) above and satisfaction of the conditions set forth in sub-Section (b) and (c) above, the Company shall, without transfer or issue tax and without other incidental expense to the Optionee, allot and issue to the Optionee all such Common Shares as he or she is entitled under this option and in connection therewith the Company shall update its share register to reflect the allotment and issue to the Optionee of such Common Shares and deliver to the Optionee at the office of the Company, or such other place as may be mutually acceptable to the Company and the Optionee, a certificate or certificates of such Common Shares; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such Common Shares.

5. Adjustments for Changes in Common Shares.   If there should be any change in the rights attaching to the Common Shares subject to this option, through merger, consolidation, reorganization, recapitalization, continuation or a change in domicile by the Company, division of shares, dividend of shares or other change in the capital structure of the Company, the Company shall make appropriate adjustments in the number of Common Shares subject to this option and in the price per share. Any new, substituted or additional securities or property which is distributed with respect to the Common Shares shall be immediately subject to the provisions of Section 5 hereunder, but only to the extent the Common Shares are at such time covered by such provisions. Any adjustment made pursuant to this Section as a consequence of a change in the capital structure of the Company shall not entitle the Optionee to acquire a number of Common Shares or shares of any successor company greater than the number of Common Shares the Optionee would receive if, prior to such change, the Optionee had actually held such number of Common Shares equal to the number of Common Shares then subject to this option.

6. Limitations on Transfer of Option.   This option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither this option nor any right hereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to the Optionee and this option shall thereupon be null and void.

7. No Member Rights.   Neither Optionee nor any person entitled to exercise the Optionee's rights in the event of his or her death shall have any of the rights of a member of the Company with respect to the Common Shares subject to this option except to the extent the name of the Optionee has been entered on the share register of the Company and share certificate(s) for such Common Shares shall have been issued upon the exercise of this option.

8. NO EFFECT ON TERMS OF EMPLOYMENT OR SERVICE CONTRACT.  SUBJECT TO THE TERMS OF ANY WRITTEN EMPLOYMENT OR SERVICE CONTRACT TO THE CONTRARY, THE COMPANY SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OR SERVICE OF THE OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.  FURTHERMORE, NOTHING IN THIS AGREEMENT OR IN THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT TO CONTINUE IN THE SERVICE OF THE COMPANY FOR ANY PERIOD OF SPECIFIC DURATION.

9. Notice.   Any notice required to be given to a party under the terms of this Agreement shall be addressed to the party at the address given herein or at the address beneath the party’s signature as set out below, or at such other address as either party to this Agreement may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, express or certified and deposited (postage or certification fee prepaid) in a post office or branch post office or branch post office regularly maintained by the Post Office of the British Virgin Islands, the United States of America or the People’s Republic of China.

10. Company Decisions Conclusive.   All decisions of the Company upon any question arising under the Plan or under this Agreement shall be conclusive.

11. Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, "Optionee" as used in this Agreement shall include the Optionee's executor, administrator or other legal representative or the person or persons to whom the Optionee's rights pass by will or the applicable laws of descent and distribution.

12. Restrictive Legends.  All certificates for Common Shares shall bear the legends as set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by the Company or any applicable laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

13. Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the option.

14. Governing Law.   The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

15. Copy of Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan.

16. Entire Agreement The Company and the Optionee agree that this Agreement constitutes the entire agreement between the Company and the Optionee, and supersede any and all other prior agreement, oral or written, entered into between the Company or its subsidiary and the Optionee regarding the granting of shares option.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first written above.

China Pharma Holdings, Inc.	Optionee:

By: /s/ Zhilin Li	/s/ Frank Waung

Print Name: Zhilin Li	Frank Waung

Title: President and CEO